UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands	KY1-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

FTC Consent Order

On July 15, 2016, Herbalife Ltd. (the “Company”) entered into a proposed Stipulation to Entry of Order for Permanent Injunction and Monetary Judgment (the “Consent Order”) with the Federal Trade Commission (the “FTC”). The Consent Order was lodged with the United States District Court for the Central District of California (the “Court”) and is subject to final approval by the Court before becoming effective. Once effective, the Consent Order will resolve the FTC’s multi-year investigation of the Company. Pursuant to the Consent Order, under which the Company neither admitted nor denied the FTC’s allegations (except as to the Court having jurisdiction over the matter), the Company agreed to make, through its wholly owned subsidiary Herbalife International of America, Inc., a $200 million payment to the FTC within seven days of entry of the Consent Order. Additionally, pursuant to the Consent Order, the Company has agreed to implement certain new procedures and enhance certain existing procedures in the U.S, certain of which are outlined below and most of which the Company will have 10 months to implement.

Among other things, in the Consent Order, the Company agreed to categorize all existing and future members as either (i) discount customers, who are those members who join as customers to obtain a discount only and who do not have the right to sell goods or services, recruit others into the business or receive compensation from such customers’ participation in the business (each, a “Preferred Member”), or (ii) business opportunity participants, who are those members who participate in the business and are not Preferred Members (each, a “Distributor”), and require certain affirmative steps by a member before he or she can move from one category to the other. Distributors will also be required to complete a Company-sponsored training program as detailed in the Consent Order before being eligible to receive compensation. Further, Distributors must wait at least 12 consecutive months after becoming a Distributor, participate in further Company-sponsored training and submit a business plan to the Company for its review before he or she may open a Nutrition Club or any other similar physical business location.

The Company also agreed in the Consent Order to certain matters in respect of Distributor compensation. The compensation paid to Distributors must be based on documented and tracked U.S. retail sales, which may include sales to Preferred Members and purchases for a Distributor’s permitted personal consumption. In addition, such personal consumption purchases for which compensation may be paid will be subject to a cap as set forth in the Consent Order. The Company also agreed to take all reasonable steps, including both random and targeted audits, to monitor U.S. retail sales to prevent attempts to manipulate the Company’s compensation plan and, in respect of U.S. retail sales on which compensation may be paid, to ensure such sales are appropriately documented in accordance with the Consent Order. The Consent Order also provides that if the total eligible U.S. retail sales on which compensation may be paid falls below 80% of the Company’s total U.S. sales for a given year, compensation payable to Distributors on eligible U.S. retail sales will be capped at 10% above the current compensation levels.

The Company also agreed in the Consent Order to (i) extend the time period during which a member may return an initial membership pack to at least 12 months, (ii) prohibit auto-shipment of products and (iii) pay for (or refund) costs associated with any products returned within 12 months of purchase. Effective immediately, the Company and its affiliates and Distributors are also prohibited from misrepresenting or making misleading claims regarding, among other things, income and lavish lifestyles.

The Consent Order also requires the appointment of an independent compliance auditor who will be mutually selected by the Company and the FTC. The independent compliance auditor will serve at the Company’s expense and, for a period of seven years, will monitor the Company’s compliance with certain aspects of the Consent Order. The independent compliance auditor shall have the right to inspect Company records and to engage professionals in effecting its duties, as set forth in greater detail in the Consent Order. The Company and certain affiliates are also required under the Consent Order to submit a compliance report to the FTC one year after the entry of the Consent Order. The Company is also required to create certain records specified by the Consent Order for a period of nine years following entry of the Consent Order, and retain such records for a period of five years from the date such records are created.

The foregoing summary of the Consent Order is not complete and is qualified in its entirety by reference to the complete text of the Consent Order, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Second Amended and Restated Support Agreement

On July 15, 2016, the Company entered into a Second Amended and Restated Support Agreement (the “New Support Agreement”) with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., and Icahn Enterprises GP Inc. (collectively, the “Icahn Parties”). The New Support Agreement amends and restates the Amended and Restated Support Agreement entered into between the Company and the Icahn Parties on March 23, 2014 (the “Prior Support Agreement”). The amendments to the original Support Agreement include, among other things:

1.        Board Nominees. The Company’s board of directors (the “Board”) will nominate for re-election to the Board at the Company’s 2017 annual general meeting of shareholders (the “2017 Annual Meeting) the same five members of the Board previously designated by the Icahn

Parties pursuant to the Prior Support Agreement or the initial Support Agreement between the Company and the Icahn Parties dated February 28, 2013, as applicable: Jonathan Christodoro, Keith Cozza, Hunter C. Gary, Jesse A. Lynn and James L. Nelson. Mr. Christodoro, Mr. Cozza, Mr. Gary and Mr. Lynn (collectively, the “Icahn Designees”) are employees of Icahn Enterprises L.P.

2.        Voting. The Icahn Parties will vote in favor of all directors nominated for the Board for the 2017 Annual Meeting so long as the 2017 Annual Meeting is held no later than May 31, 2017.

3.        Standstill. The standstill provision included in the New Support Agreement terminates on the later to occur of (i) the first date after the date of the New Support Agreement on which no Icahn Designee is a member of the Board and (ii) the earlier of (x) the completion of the 2017 Annual Meeting and (y) May 31, 2017. Further, the standstill was amended to permit the Icahn Parties to acquire up to 34.99% of the Company’s outstanding common shares, as calculated pursuant to the terms of the New Support Agreement.

The foregoing summary of the New Support Agreement is not complete and is qualified in its entirety by reference to the complete text of the New Support Agreement, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, Regulation FD Disclosure.

On July 15, 2016, the Company issued a press release announcing, among other things, the entry into the Consent Order with the FTC and a settlement reached with the Illinois Attorney General. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither the information contained in this Item 7.01 nor Exhibit 99.1 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stipulation to Entry of Order for Permanent Injunction and Monetary Judgment.

10.2	Second Amended and Restated Support Agreement, dated July 15, 2016, by and among Herbalife Ltd., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, and Icahn Enterprises GP Inc.

99.1	Press Release issued by Herbalife Ltd. on July 15, 2016.

Additional Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the 2017 Annual Meeting. In connection with the 2017 Annual Meeting, the Company will file with, or furnish, to the SEC all additional relevant materials, including a proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail to Herbalife International, 800 West Olympic Blvd., Suite 406, Los Angeles, CA 90015 Attn: Investor Relations or from the Company’s website, http://ir.herbalife.com.

The Company and its directors and executive officers and certain other members of its management and employees and the Icahn Parties and their director nominees may be deemed to participate in the solicitation of proxies in respect of the 2017 Annual Meeting. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

July 15, 2016	By:	/s/ Mark J. Friedman
		Name:	Mark J. Friedman
		Title:	General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Stipulation to Entry of Order for Permanent Injunction and Monetary Judgment.

10.2	Second Amended and Restated Support Agreement, dated July 15, 2016, by and among Herbalife Ltd., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, and Icahn Enterprises GP Inc.

99.1	Press Release issued by Herbalife Ltd. on July 15, 2016.